Calculation of Filing Fee Tables
S-3
ONE STOP SYSTEMS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	2	Unallocated (Universal) Shelf		457(o)			$ 12,500,000.00	0.0001381	$ 1,726.25
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.0001 par value per share	415(a)(6)						S-3	333-274073	08/25/2023
Carry Forward Securities		Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)						S-3	333-274073	08/25/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-274073	08/25/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-274073	08/25/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-274073	08/25/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-274073	08/25/2023
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 87,500,000.00			S-3	333-274073	08/25/2023	$ 9,645.50
			Total Offering Amounts:				$ 100,000,000.00		$ 1,726.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,726.25
Offering Note
[1]	(4) Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $87,500,000 in aggregate offering price of securities previously registered, but not sold, pursuant to the Registration Statement on Form S-3 (File No. 333-274073), which was declared effective on August 25, 2023 (the "Prior Registration Statement"). The Prior Registration Statement registered securities having a maximum aggregate offering price of $100,000,000, of which $87,500,000 remains unsold as of the date of this Registration Statement (the "Unsold Securities"). The Registrant previously paid a registration fee of $11,020.00 in connection with the Prior Registration Statement, of which $9,642.50 is attributable to the Unsold Securities. Pursuant to Rule 415(a)(6), the Unsold Securities and the $9,642.50 registration fee previously paid in connection with the Unsold Securities are being carried forward to this Registration Statement. The Registrant is also registering $12,500,000 in aggregate offering price of new securities on this Registration Statement, for which a registration fee of $1,726.25 is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement..

[2]	(1) The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, subscription rights and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number of securities as may be issued pursuant to anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. (2) The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act. (3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date